UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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HARBOR GLOBAL COMPANY LTD.

(Name of Registrant as Specified in Its Charter)

Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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HARBOR GLOBAL COMPANY LTD.

One Faneuil Hall Marketplace

Boston, Massachusetts 02109

Notice of Annual General Meeting of Shareholders

to be held on Tuesday, October 25, 2005

September 20, 2005

To our shareholders:

You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of Harbor Global Company Ltd. (the “Company” or “Harbor Global”) which will be held on Tuesday, October 25, 2005 at 10:00 a.m., Bermuda time, at the offices of Conyers Dill & Pearman, at Richmond House—Pembroke Room—2nd floor, 12 Par-la-Ville Road, Hamilton HM 08, Bermuda, for the following purposes:

1.	To elect four directors of the Company for a three-year term expiring at the close of the Company’s 2008 Annual General Meeting of Shareholders;

2.	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm until the close of the Company’s 2006 Annual General Meeting of Shareholders, at a fee to be agreed to by the directors of the Company acting through the Company’s Audit Committee; and

3.	To transact such other business that may properly come before the Annual Meeting or any adjournment(s) thereof.

Proposals (1) and (2) are more fully described in the attached proxy statement which you should read carefully. Shareholders of record at the close of business on Friday, September 9, 2005 will be entitled to vote at the Annual Meeting, whether in person or by proxy.

It is important that a majority of the issued and outstanding common shares of the Company be represented at the Annual Meeting in person or by proxy. Therefore, regardless of the number of common shares you own, please complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. This will assure your representation at the Annual Meeting, whether or not you expect to attend in person. If you do attend the Annual Meeting, you may vote in person if you desire to do so, even if you have returned a proxy card.

The consolidated financial statements for the fiscal year ended December 31, 2004, as restated, and the report of the Company’s independent registered public accounting firm thereon, shall be laid before the Annual Meeting in accordance with Section 84 of the Companies Act of 1981 of Bermuda. No vote or other action of the shareholders is required with respect to such financial statements.

By order of the Board of Directors,

John H. Valentine
Chairman of the Board

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, OCTOBER 25, 2005

We are furnishing this proxy statement to shareholders of record of the Company in connection with the solicitation of proxies for use at the Annual Meeting to be held on Tuesday, October 25, 2005 at 10:00 a.m., Bermuda time, at the offices of Conyers Dill & Pearman, at Richmond House—Pembroke Room—2nd floor, 12 Par-la-Ville Road, Hamilton HM 08, Bermuda, and at any adjournment(s) thereof, for the purposes set forth in the foregoing Notice of Annual General Meeting of Shareholders. The Notice of Annual General Meeting of Shareholders, this proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about September 20, 2005.

Voting Securities, Quorum and Vote Required

Only holders of record of common shares, par value $.0025 per share, of the Company (“Common Shares”) as of the close of business on September 9, 2005 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 5,667,311 Common Shares issued and outstanding, constituting all of the issued and outstanding voting securities of the Company. Shareholders are entitled to one vote for each Common Share held as of the Record Date.

A quorum of shareholders is necessary to hold a valid annual general meeting. A quorum will exist at the Annual Meeting if two or more persons are present in person at the Annual Meeting and represent in person or by proxy holders of record as of the Record Date of a majority of the Common Shares issued and outstanding as of the Record Date. Shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting, but who have abstained from voting or not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

To be elected as a director at the Annual Meeting (Proposal No.1), each candidate for election must receive the affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting. Similarly, the affirmative vote of a majority of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting is required to appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm until the close of the Company’s 2006 Annual General Meeting (Proposal No. 2).

Shares represented by proxies which are marked “WITHHOLD AUTHORITY TO VOTE” with regard to the election of directors (Proposal No. 1) and “ABSTAIN” with regard to the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm until the close of the Company’s 2006 Annual General Meeting (Proposal No. 2) will not be considered votes cast, and thus, will be excluded entirely from the vote and will have no effect on the outcome of the vote.

A broker “non-vote” occurs with respect to shares as to a proposal when a broker who holds shares of record in his, her or its name returns a properly executed proxy but is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote those shares with respect to the election of directors (Proposal No. 1) and the appointment of PricewaterhouseCoopers LLP as independent auditor for the Company until the close of the Company’s 2006 Annual General Meeting (Proposal No. 2) without instruction from you, and, accordingly, broker non-votes will not occur with respect to these proposals.

Proxies

Voting Your Proxy

You may vote in person at the Annual Meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

If you sign and return your proxy card to us in time for it to be voted at the Annual Meeting, Stephen G. Kasnet or Donald H. Hunter, each of whom is an executive officer of the Company, will vote your shares as you have directed on the proxy card. If you sign and timely return your proxy card but do not indicate how your shares are to be voted with respect to any of the proposals to be voted on at the Annual Meeting, your shares will be voted FOR any proposal listed in the proxy card as to which you have given no indication as to how to vote.

The Board of Directors knows of no matters, other than Proposal No. 1 and Proposal No. 2 as set forth in the accompanying Notice of Annual General Meeting of Shareholders, to be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

How to Vote by Proxy

You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If your shares are held in “street name” through a broker, you should provide written instructions to your broker on how to vote your shares. As noted above, if you do not provide your broker with instructions on how to vote your shares, your shares may not be voted on Proposal No. 1 and Proposal No. 2 in the same manner that you would have voted if you had provided instructions. To ensure that your broker receives your instructions, you should promptly complete, sign and send to your broker in the envelope enclosed with this proxy statement, the voting instruction form which is also enclosed. You should also check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

Revoking Your Proxy

You may revoke your proxy before it is voted at the Annual Meeting by:

•	sending in a new proxy with a later date;

•	notifying the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

If you hold your shares through a broker or other custodian, you will need to contact them to revoke your proxy.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the Annual Meeting a “legal proxy” authorizing you to vote your “street name” shares held as of the Record Date.

Proxy Solicitation and Expenses

This solicitation of proxies is made on behalf of our Board of Directors, and we will bear the costs of the solicitation. In addition to the solicitation of proxies by mail, proxies may be solicited by telephone, fax or in person by the directors, officers and regular employees of the Company, who will not receive additional compensation for the solicitation. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Shares.

Delivery of Proxy Materials and Annual Report to Households

The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of the Company’s 2004 annual report and this proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is known as “householding.” We have been notified that certain brokers, banks and other intermediaries have elected to household the Company’s 2004 annual report and this proxy statement. Accordingly, beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only a single copy of the Company’s 2004 annual report and this proxy statement.

If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address at which a single copy of the Company’s 2004 annual report or this proxy statement is delivered may obtain a separate copy of the Company’s 2004 annual report or this proxy statement without charge by sending a written request to Harbor Global Company Ltd., One Faneuil Hall Marketplace, Boston, Massachusetts 02109. Attention: Donald H. Hunter, Chief Financial Officer and Chief Operating Officer, or by calling the Company at (617) 878-1600. The Company will promptly deliver a copy of its 2004 annual report and/or proxy statement upon request.

Not all brokers, banks or other intermediaries offer beneficial owners the opportunity to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive a separate annual report and proxy statement for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bye-laws provide that the number of directors shall be fixed from time to time by our shareholders, provided that such number is not less than two directors. Currently, the number of directors is fixed at four, and there are no vacancies on the Board of Directors. Pursuant to our Bye-laws, the term of office for our current directors expires at the Annual Meeting. After the expiration of the term of office of our current directors, pursuant to our Bye-laws, the Company’s directors shall be elected for a term expiring at the third annual general meeting of shareholders following such election. Accordingly, the Board of Directors proposes that the shareholders elect four directors for a three year term expiring at the close of the 2008 Annual General Meeting of Shareholders.

The Company’s Memorandum of Association dated May 22, 2000 provides that the liquidation of the Company’s assets must be completed by October 24, 2005. The Company’s Memorandum of Association also provides that the Harbor Global Board of Directors may vote to continue to operate the Company’s assets pending their liquidation for three additional one-year periods. On October 18, 2004, the Board of Directors unanimously authorized the Company to continue to operate its assets for an additional one year period, or through October 24, 2006. If Harbor Global has not liquidated all of its assets before October 24, 2006, the Board of Directors, in its discretion, may authorize Harbor Global to continue to operate its assets for up to two additional one-year periods. In any event, if elected, the nominees proposed to be elected as directors of the Company in this proxy statement will serve as directors of the Company until the Company is liquidated, subject to their earlier resignation or removal.

Shareholders may vote for or against each person nominated to serve as a director. Shareholders may also withhold authority to vote from the persons named as proxies in the enclosed proxy card for any individual director nominee. Proxies which are marked “WITHHOLD AUTHORITY TO VOTE” with regard to the election of any director will not be considered votes cast with respect to the election of that director, will be excluded entirely from the vote, and thus, will have no effect on the outcome of the vote.

If any nominee is unable to serve or for good cause will not serve as a director, shares voted by proxy with respect such nominee will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any director nominee will be unavailable to serve.

The names of the individuals nominated by your Board of Directors and presented for your consideration, their ages, the year in which they became directors of the Company and certain other information about them are set forth below. All of the nominees are incumbent directors. Except as identified below, none of the corporations or other organizations referred to below with which a nominee director has been employed or otherwise associated is a parent, subsidiary or other affiliate of Harbor Global.

Nominees for Election to the Board of Directors

John F. Cogan, Jr. Age 79	JOHN F. COGAN, JR. has been a Director of Harbor Global since October 2001. Mr. Cogan is the Non-Executive Chairman of the Board and a director of Pioneer Asset Management USA Inc. He is also the Chairman and a director of Pioneer Investment Management, Inc., President and a director of Pioneer Funds Distributor, Chairman and President of the Pioneer Group of Mutual Funds, a director of Pioneer Alternative Investments Management Limited (Ireland) and Deputy Chairman and director of Pioneer Global Asset Management S.p.A. Mr. Cogan is also President and a Director of Pioneer Alternative Investments Management Ltd. (Bermuda) and affiliated entities. Mr. Cogan has been a Director of PIOGLOBAL Real Estate Investment Fund, a subsidiary of Harbor Global, since 1995. From 1963 to October 24, 2000, he was President, Chief Executive Officer and a Director of Pioneer Asset Management USA Inc. (formerly, The Pioneer Group, Inc.). From 1978 to 1980, he was Chairman of the Investment Company Institute (“ICI”) and is currently a member of the Executive Committee and the Board of Governors of the ICI. From 1983 to 1986, Mr. Cogan was a member of the Board of Governors of the National Association of Securities Dealers, Inc. and was a member of its Legal Advisory Board from 1988 through 1994. Currently he is Chairman and a director of ICI Mutual Insurance Company. Since 2000, Mr. Cogan is of Counsel at Wilmer, Cutler Pickering, Hale and Dorr LLP. Prior to 2000, he was a Partner at Hale and Dorr LLP.

John D. Curtin Jr. Age 72	JOHN D. CURTIN JR. has been a Director of Harbor Global since June 2000. Mr. Curtin served as a Director of Pioneer Asset

Management USA Inc. (formerly, The Pioneer Group, Inc.) from February 2000 to October 2000. From 1995 to 1998, Mr. Curtin was the Chairman, President and Chief Executive Officer of Aearo Corporation, a provider of personal safety equipment. Prior to 1995, Mr. Curtin was the Executive Vice President and Chief Financial Officer of Cabot Corporation, a global specialty chemicals and materials company. Mr. Curtin currently serves as a director of Nano-C, Inc., a privately-held technology company, and PIOGLOBAL Asset Management, an investment management company and subsidiary of Harbor Global.

W. Reid Sanders Age 56	W. REID SANDERS has been a Director of Harbor Global since June 2000. Mr. Sanders served as a Director of Pioneer Asset Management USA Inc. (formerly, The Pioneer Group, Inc.) from February 2000 to October 2000. Prior to retiring in 1999, Mr. Sanders was a director and Executive Vice President of Southeastern Asset Management, Inc., an investment management firm that he co-founded in 1975. He also served as President of the Longleaf Partners Mutual Funds. In addition, Mr. Sanders serves as a Trustee of The Hugo Dixon Foundation and Rhodes College, Campbell Foundation, Jefferson Scholars at the University of Virginia and Trustee and member of the Executive Committee of the Dixon Gallery and Gardens. Mr. Sanders is also Chairman of the Board of Trustees of the Hutchinson School, a director of Independent Bank, Trustee of SSM Venture Partners and a director of PIOGLOBAL Asset Management, a Russian investment management company and subsidiary of Harbor Global.

John H. Valentine Age 81	JOHN H. VALENTINE has been Chairman of the Board of Directors of Harbor Global since June 2000. Mr. Valentine served as a director of Pioneer Asset Management USA Inc. (formerly, The Pioneer Group, Inc.) from 1985 to October 2000. Mr. Valentine is a Trustee of Boston Medical Center and formerly served as Vice Chairman of the Board of Directors and Treasurer of that institution. From 1975 to 1980, Mr. Valentine was a consultant to T.A. Associates, a manager of venture capital. From 1972 to 1975, Mr. Valentine was a partner of Tucker Anthony & R.L. Day, a member of the New York Stock Exchange. Mr. Valentine is a member of the Advisory Committees of the Thompson Island Outward Bound Education Center and was a Trustee of that institution. In addition, Mr. Valentine is a member of the Advisory Committee of Phontonics Laboratory at Boston University. He is also on the Advisory Committee of the Goldman School of Dentistry at Boston University and is a director of PIOGLOBAL Real Estate Investment Fund, a subsidiary of Harbor Global.

The Board of Directors recommends a vote FOR the election of the above-named nominees as directors of the Company.

BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS

During 2004, the Board of Directors of the Company held six regular meetings and acted by unanimous written consent on five occasions.

The Board of Directors has one standing committee, the Audit Committee. The composition and function of this committee, and the number of meetings held in 2004 are described below.

Audit Committee

The Audit Committee is a separately designated committee established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is currently comprised of Messrs. Curtin, Sanders and Valentine, each of whom is independent under Rule 10A-3(b)(1) under the Exchange Act and the applicable rules of the National Association of Securities Dealers, Inc. All of the members of the Audit Committee are financially literate, knowledgeable and qualified to review the Company’s financial statements. The Board of Directors has determined that John D. Curtin, Jr. qualifies as an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K under the Securities Act of 1933, as amended.

The Audit Committee held seven regular meetings during 2004 and acted by unanimous written consent on one occasion. The Audit Committee is responsible for: (1) serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (2) reviewing and assessing audit efforts of the Company’s independent registered public accounting firm and any internal auditing initiatives; and (3) providing an avenue for open communication among the Company’s independent registered public accounting firm, financial and senior management and the Board of Directors. The responsibilities and authority of the Audit Committee are described in detail in the Charter of the Audit Committee of the Board of Directors which was adopted by the Board of Directors on October 20, 2003. A copy of the Charter of the Audit Committee of the Board of Directors was attached to the Company’s proxy statement relating to its 2004 annual general meeting of shareholders as Annex B. The report of the Audit Committee in respect of fiscal year 2004 is included elsewhere in this proxy statement.

Compensation Committee

The Company does not have a Compensation Committee or other Board of Directors committee performing similar functions. All decisions regarding compensation are made by the Company’s Board of Directors.

Nominating Committee

The Company does not have a Nominating Committee or other Board of Directors committee performing similar functions. All decisions regarding director nominees are made by the Company’s Board of Directors, and each of the Company’s directors is an independent director under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.

The Board of Directors has not adopted a Nominating Committee charter. In addition, the Board of Directors currently does not have a policy or process by which to, and it currently does not intend to, identify and evaluate director nominees, whether such nominees are recommended by shareholders or otherwise. The Board of Directors believes that such a committee is not necessary due to the anticipated three-year term of the directors to be elected at the Annual Meeting and the limited duration of the Company under its Memorandum of Association.

However, in the event a vacancy is created in the Board of Directors, whether by resignation or otherwise, before the expiration of a director’s term of office, the Board of Directors may, in its discretion and in accordance with the Company’s Bye-laws, nominate and appoint a person to fill the vacancy. In addition, shareholders may, subject to compliance with the Company’s Bye-laws, nominate persons to be considered for election as a director of the Company. In considering whether to support the nomination of any candidate, whether nominated by a shareholder of the Company or otherwise, the Board of Directors may examine the candidate’s expertise, integrity, specific experience, understanding of the Company’s businesses and other factors deemed appropriate by the Board of Directors. The evaluation process would not vary based on whether the candidate is nominated by a shareholder.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The Board of Directors has established a process to receive communications from shareholders. Shareholders may contact any member (or all members) of the Board of Directors by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the attention of Donald H. Hunter, Chief Financial Officer and Chief Operating Officer, Harbor Global Company Ltd., One Faneuil Hall Marketplace, Boston, Massachusetts 02109.

All communications received as set forth in the preceding paragraph will be opened by Mr. Hunter for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any individual director or group or committee of directors, Mr. Hunter will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

It is the Company’s policy that directors are invited and encouraged to attend the Annual Meeting. All four of our directors attended our 2004 annual general meeting of shareholders. We expect that a majority of our directors will be in attendance at the Annual Meeting.

DIRECTOR COMPENSATION

Each of our directors is entitled to receive $5,000 per meeting of the Board of Directors attended. In addition, our directors are entitled to be reimbursed for out of pocket expenses incurred in connection with attendance at any meeting of the Board of Directors or any committee meeting of the Board of Directors.

In addition, under the Company’s Amended and Restated Non-Employee Director Share Plan, each director of the Company who is not an employee is entitled to receive 1,500 Common Shares on each anniversary of October 24, 2000 in consideration of such non-employee director’s future services as a director. During fiscal year 2004, each director received 1,500 Common Shares pursuant to the plan. All Common Shares granted under the plan are fully vested upon grant.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table sets forth information concerning the individuals who are executive officers of Harbor Global. Each individual has been appointed to the office indicated and serves at the discretion of our Board of Directors.

Name	Age	Position
Stephen G. Kasnet	60	President and Chief Executive Officer

Donald H. Hunter	48	Chief Operating Officer and Chief Financial Officer

STEPHEN G. KASNET has been the President and Chief Executive Officer of Harbor Global since June 2000 and has been President of PREA, L.L.C. since 1996. From 1998 to 2000, Mr. Kasnet was Executive Vice President of Pioneer Asset Management USA Inc. (formerly The Pioneer Group, Inc.) and the President of Pioneer Global Investments, a division of Pioneer Asset Management USA, Inc. From 1995 to 1998, Mr. Kasnet was a Vice President of Pioneer Asset Management USA Inc. From 1992 to 1995, Mr. Kasnet served as a Managing Director of First Winthrop Corporation and Winthrop Financial Associates. Mr. Kasnet currently serves as Chairman of PIOGLOBAL Asset Management, a Russian investment management company and subsidiary of Harbor Global, and PIOGLOBAL Real Estate Investment Fund, a subsidiary of Harbor Global. In addition, Mr. Kasnet serves as Chairman of Rubicon Limited and Chairman of Columbia Labs Inc. Mr. Kasnet served as Chairman of the Board of Directors of Warren Bancorp and Warren Five Cents Savings Bank from 1986 to 2002. Mr. Kasnet has served as President and Chief Executive Officer of Calypso Management LLC since June 2000.

DONALD H. HUNTER has been Chief Operating Officer and Chief Financial Officer of Harbor Global since June 2000. From 1998 to 2000, Mr. Hunter was the Senior Vice President and Chief Operating Officer of Pioneer Global Investments, a division of Pioneer Asset Management USA, Inc. (formerly, The Pioneer Group, Inc.). From 1992 to 1998, Mr. Hunter was the Manager of International Finance at Pioneer Asset Management USA, Inc. Prior to 1992, Mr. Hunter served in various finance roles at Pioneer Asset Management USA, Inc. and General Electric Company. Mr. Hunter serves as a Director of PIOGLOBAL Real Estate Investment Fund, a subsidiary of Harbor Global. Mr. Hunter has served as Chief Operating Officer, Chief Financial Officer and Treasurer of Calypso Management LLC since June 2000.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Company does not have a Compensation Committee or other Board of Directors committee performing similar functions. All decisions regarding compensation are made by the Company’s Board of Directors.

The Board of Director’s objective is to retain its key executives, and if necessary, attract new key executives, and to align compensation with the objective of enhancing shareholder value through the strategic liquidation of the Company’s assets and operation of the Company’s assets pending their liquidation.

The Company currently has two executive officers. The Company’s executive compensation for these executive officers consists of three key components: base salary, annual cash bonus and cash incentive payments consisting of a portion of the proceeds distributed to shareholders in connection with the liquidation of the Company’s assets. The amounts of compensation payable under each of these components to the Company’s executive officers was agreed upon prior to the spin-off of the Company from Pioneer Asset Management USA, Inc. (formerly, The Pioneer Group, Inc.) (“Pioneer”) in October 2000 pursuant to the terms of an administration and liquidation agreement with Calypso Management LLC (“Calypso Management”), an entity owned and operated by Mr. Kasnet and Mr. Hunter, and employment agreements between Calypso Management and each of Mr. Kasnet and Mr. Hunter. Each of these three key components, including the bases for the compensation awarded to Stephen G. Kasnet, the Company’s Chief Executive Officer, during fiscal 2004, are discussed below.

Base Salary

Calypso Management manages the liquidation of the Company and operates the Company’s assets pending their liquidation pursuant to an amended and restated administration and liquidation agreement. Pursuant to the amended and restated administration and liquidation agreement, the Company is required to pay the operating expenses of Calypso Management incurred in connection with the provision of services to Harbor Global. These operating expenses include the annual base salaries for Mr. Kasnet and Mr. Hunter. Mr. Kasnet’s and Mr. Hunter’s base salaries were fixed in 2000 and have not been increased.

Annual Cash Bonus

Pursuant to the amended and restated administration and liquidation agreement, the Calypso Management operating expenses that are reimbursed by the Company include an annual bonus of up to 100% and 110% of base salary for Mr. Kasnet and Mr. Hunter, respectively. In March 2004, the Board of Directors approved an amendment to the administration and liquidation agreement to increase the maximum annual bonus to which Mr. Hunter is entitled from 100% to 110% of his base salary.

The payment of such annual bonuses is dependent upon the achievement of performance goals established by the Board of Directors. These performance goals include the successful operation of the Company’s remaining assets and other strategic business goals consistent with the Company’s limited duration as stated in its Memorandum of Association.

Incentive Compensation Pursuant to Amended and Restated Administration and Liquidation Agreement

Generally, Calypso Management is entitled to not more than 10% of the net proceeds distributed to shareholders from the liquidation of the Company’s assets. A more detailed description of the payment schedule under the amended and restated administration and liquidation agreement is set forth in this proxy statement under the caption “Certain Relationships and Related Transactions.”

Chief Executive Officer Compensation

As discussed above, Stephen G. Kasnet’s base salary for fiscal 2004 remained constant and the Board of Directors approved the payment to Mr. Kasnet of the maximum annual bonus payment permitted under the administration and liquidation agreement of 100% of his base salary. The Board of Directors determined that payment of the maximum annual bonus to Mr. Kasnet was appropriate to compensate Mr. Kasnet for his overall performance during 2004 and to maintain the continuing incentive for Mr. Kasnet to continue to operate the Company’s assets pending their liquidation and contribute to the enhancement of shareholder value.

Conclusion

Based upon its review of executive compensation for 2004, and taking into account the liquidating nature of the Company, the importance of retaining its key executives and its limited ability to attract qualified key executives, if necessary, the Board of Directors finds the total compensation of the Company’s executive officers in the aggregate to be reasonable and appropriate.

Respectfully submitted by the Board of Directors:

John F. Cogan, Jr.

John D. Curtin Jr.

W. Reid Sanders

John H. Valentine

EXECUTIVE COMPENSATION

Although Mr. Kasnet and Mr. Hunter are executive officers of Harbor Global, Harbor Global does not directly pay compensation to these individuals. Instead, the amended and restated administration and liquidation agreement between Harbor Global and Calypso Management provides that Harbor Global will pay the operating expenses of Calypso Management which includes the compensation of Mr. Kasnet and Mr. Hunter.

The following table sets forth information regarding compensation earned by the Company’s executive officers during fiscal years 2004, 2003 and 2002.

	Annual Compensation			Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($) (2)
Stephen G. Kasnet President, Chief Executive Officer	2004 2003 2002	325,000 325,000 325,000	325,000 325,000 325,000	— — —	— — —	258,419 374,352 2,888,927
Donald H. Hunter Chief Operating Officer, Chief Financial Officer	2004 2003 2002	250,000 250,000 250,000	275,000 250,000 250,000	— — —	— — —	146,952 213,125 637,453

(1)	Bonuses are paid by Harbor Global through Calypso Management under a bonus plan for the Company’s officers that enables Mr. Kasnet to receive an annual bonus of up to 100% of his salary and Mr. Hunter to receive an annual bonus of up to 110% of his salary, in each case based upon the achievement of performance goals that are established by the Harbor Global Board of Directors. All bonuses were reviewed and approved by the Board of Directors.

(2)	Fiscal year 2004 includes contributions of $22,092 to each of Mr. Kasnet and Mr. Hunter, made by Calypso Management under its 401(k) plan. Payments of $62,360 and $17,633 were made to Mr. Kasnet and Mr. Hunter, respectively, in 2004 as supplemental pension payments by Calypso Management. Additionally, payments of $173,967 and $107,227 were made in 2004 to Mr. Kasnet and Mr. Hunter, respectively, representing a portion of the management fee paid to Calypso Management by Harbor Global in connection with the cash distribution to Harbor Global shareholders in 2004. Fiscal year 2003 includes contributions of $20,742 to each of Mr. Kasnet and Mr. Hunter, made by Calypso Management under its 401(k) plan. Payments of $62,360 and $17,633, respectively, were made to Mr. Kasnet and Mr. Hunter in 2003 as supplemental pension payments by Calypso Management. Additionally, payments of $291,250 and $174,750 were made in 2003 to Mr. Kasnet and Mr. Hunter, respectively, representing a portion of the management fee paid to Calypso Management by Harbor Global in connection with the cash distribution made to Harbor Global shareholders in 2003. Fiscal year 2002 includes contributions of $15,161 to each of Mr. Kasnet and Mr. Hunter, made by Calypso Management under its 401(k) plan. Payments of $62,360 and $17,633 were made in 2002 to Mr. Kasnet and Mr. Hunter, respectively, as supplemental pension payments by Calypso Management. Additionally, payments of $1,007,766 and $604,659 were made in 2002 to Mr. Kasnet and Mr. Hunter representing a portion of the management fee paid to Calypso Management by Harbor Global in connection with the cash distributions made to Harbor Global shareholders prior to and in October 2002. Mr. Kasnet’s 2002 compensation also includes a $1,800,000 signing and retention bonus and $3,640 for life insurance coverage.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All decisions regarding compensation were made by the Company’s Board of Directors. None of the members of the Board of Directors is currently or has been, at any time since the Company’s formation, one of its officers or employees. None of the Company’s executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents the number of Common Shares beneficially owned as of September 9, 2005 unless otherwise indicated, by:

•	each person or entity known by us to own more than five percent of our Common Shares;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and officers as a group.

Except as indicated in the footnotes below, we believe, based upon the information furnished or otherwise available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by them. Unless otherwise indicated, the percentages set forth below are based upon a total of 5,667,311 Common Shares issued and outstanding as of September 9, 2005.

Beneficial Owner	Number of Shares		Percent of Outstanding Shares
John F. Cogan, Jr.+ Pioneer Investment Management USA Inc. 60 State Street Boston, MA 02109	802,499	(1)	14.16%
S. Muoio & Co. LLC 509 Madison Avenue, Suite 406 New York, NY 10022	777,975	(2)	13.73%
Gabelli Funds, LLC One Corporate Center Rye, NY 10580	751,640	(3)	13.26%
Perry Corp. 599 Lexington Avenue New York, NY 10022	536,389	(4)	9.47%
Duetsche Bank AG Taunusanlage 12, D-60325 Frankfurt on Main, Germany	530,004	(5)	9.35%
Citigroup Inc. 425 Park Avenue New York, NY 10043	470,800	(6)	8.31%
Tudor Proprietary Trading, L.L.C. 1275 King Street Greenwich, CT 06831	320,540	(7)	5.66%
W. Reid Sanders+	36,000		*
John H. Valentine+	16,600		*
John D. Curtin Jr.+	16,000		*
Stephen G. Kasnet+	33,333	(8)	*
Donald H. Hunter+	1,051		*
All directors and officers of Harbor Global as a group (6 persons)	905,483		15.98%

*	Denotes ownership of less than 1% of issued and outstanding Common Shares of Harbor Global Common Shares.

+	Denotes a director or executive officer of Harbor Global.

(1)	Consists of 703,631 common shares with respect to which Mr. Cogan exercises sole voting and investment power and 98,868 common shares with respect to which Mr. Cogan exercises shared voting and investment power. This information is based solely on information provided by the shareholder in Amendment No. 1 to Schedule 13D, dated December 8, 2000 and filed with the Securities and Exchange Commission on December 8, 2000 as well as Form 4, dated October 24, 2004 and filed with the Securities and Exchange Commission on October 25, 2004.

(2)	S. Muoio & Co. LLC exercises shared voting and investment power over these shares. The foregoing is based solely on information provided by the shareholder in Amendment No. 6 to Schedule 13G/A, dated February 11, 2005, and filed with the Securities and Exchange Commission on February 14, 2005 and Form 4, dated April 25, 2005 and filed with the Securities and Exchange Commission on July 12, 2005.

(3)	Consists of common shares held by a variety of investment advisory and investment company clients, over which shares GAMCO Investors, Inc., Gabelli Funds, LLC, Gabelli Asset Management, Inc. or one of their affiliates exercises sole voting and investment power except that GAMCO Investors, Inc. does not have the power to vote 11,200 shares reported as beneficially owned by it and subject to certain exceptions reported in Amendment No. 1 to Schedule 13D/A, dated March 14, 2003, and filed with the Securities and Exchange Commission on March 14, 2003. This information is based solely on information provided by Gabelli Asset Management Inc. in such Amendment No. 1 to Schedule 13D/A.

(4)	The reported number of shares is based solely on information provided by the shareholder in Amendment No. 6 to Schedule 13G/A, dated February 9, 2005, and filed with the Securities and Exchange Commission on February 10, 2005.

(5)	Consists of common shares over which Deutsche Bank AG exercises sole voting and investment power. The foregoing is based solely on information provided by the shareholder in Amendment No. 1 to Schedule 13G, dated January 28, 2005, and filed with the Securities and Exchange Commission on January 31, 2005.

(6)	Consists of common shares which Citigroup Inc. (“Citigroup”) indirectly beneficially owns, through its holding company structure, including: (i) 200,000 common shares beneficially owned by Citigroup Financial Products Inc. (“CFP”) over which CFP and Citigroup exercise shared voting and investment power; (ii) 5,800 common shares beneficially owned by a subsidiary of Citigroup Global Markets Holdings Inc. (“CGM Holdings”) over which CGM Holdings and Citigroup exercise shared voting and investment power; and (iii) 265,000 common shares beneficially owned by certain other subsidiaries of Citigroup over which Citigroup exercises shared voting and investment power. The foregoing is based solely on information provided by Citigroup in Amendment 1 to Schedule 13D, dated November 15, 2004, and filed with the Securities and Exchange Commission on November 15, 2004.

(7)	Consists of common shares over which Tudor Proprietary Trading, L.L.C. exercises shared voting and investment power with Paul Tudor Jones, II. Because Mr. Jones is the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C., Mr. Jones may be deemed to beneficially own the shares. Mr. Jones disclaims such beneficial ownership. The foregoing is based solely on information provided by the shareholder in Amendment No.1 to Schedule 13G/A, dated February 1, 2002, and filed with the Securities and Exchange Commission on February 5, 2002.

(8)	Consists of 3,353 common shares with respect to which Mr. Kasnet exercises sole voting and investment power and 29,980 common shares with respect to which Mr. Kasnet exercises shared voting and investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and shareholders who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company during or in respect of the fiscal year ended December 31, 2004, the Company believes that all filing requirements were complied with in a timely fashion, except that S. Muoio & Co., LLC filed a Form 4 on November 3, 2004 reporting purchases of 1,794 Common Shares on October 18, 2004 and 2,000 Common Shares on October 26, 2004.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2004 with respect to the Amended and Restated Non-Employee Director Share Plan, the only compensation plan under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	None	N/A	24,000

Equity compensation plans not approved by security holders	None	N/A	None

Total	None	N/A	24,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 10, 2003, the Company entered into an amended and restated administration and liquidation agreement with Calypso Management, pursuant to which Calypso Management manages the liquidation of the Company and operates the Company’s assets pending their liquidation. Calypso Management is owned and operated by Stephen G. Kasnet, the Company’s Chief Executive Officer and Donald H. Hunter, the Company’s Chief Financial Officer. Mr. Kasnet is Calypso Management’s President and Chief Executive Officer and Mr. Hunter is Calypso Management’s Chief Operating Officer and Chief Financial Officer. Calypso Management performs its services pursuant to operating plans and budgets approved by the Harbor Global Board of Directors in accordance with the amended and restated administration and liquidation agreement.

The amended and restated administration and liquidation agreement provides that Harbor Global pays the operating expenses of Calypso Management incurred in connection with the provision of services to Harbor Global. These operating expenses include annual salaries for Mr. Kasnet and Mr. Hunter of $325,000 and $250,000, respectively. In addition, Mr. Kasnet is eligible for an annual bonus of up to 100% of base salary and Mr. Hunter is eligible for an annual bonus of up to 110% of base salary, depending upon the achievement of performance goals established by the Harbor Global Board of Directors. In addition, the operating expenses of Calypso Management that are reimbursed by Harbor Global include the salaries of other employees of Calypso Management. Calypso Management provides the services of Mr. Kasnet and Mr. Hunter and other employees to act as officers and employees of Harbor Global. The provision of services to Harbor Global by Calypso Management, Mr. Kasnet and Mr. Hunter is exclusive, and Calypso Management, Mr. Kasnet and Mr. Hunter may not render services to other persons or entities without the prior written consent of the Harbor Global Board of Directors.

As compensation for its provision of services to Harbor Global, Calypso Management receives a fee based on a percentage of the net proceeds distributed to shareholders from the liquidation of Harbor Global’s assets, generally according to the following schedule:

•	with respect to the first $36 million in net proceeds to be distributed, Calypso Management shall receive a payment equal to 10% of such net proceeds;

•	with respect to the next $72 million in net proceeds to be distributed, Calypso Management shall receive a payment equal to 7.5% of such net proceeds; and

•	with respect to any additional net proceeds to be distributed, Calypso Management shall receive a payment equal to 10% of such net proceeds.

Net proceeds do not include any unexpended portion of the approximate $19,100,000 contributed by Pioneer to Harbor Global at the time of the spin-off of Harbor Global to Pioneer shareholders in 2000. However, because Harbor Global entered into a transaction in which it was released from its indirect obligation to fulfill its existing capital commitment of approximately $5.4 million to the Polish Real Estate Fund, $5.4 million of the amount contributed by Pioneer is included in the calculation of net proceeds. In addition, the proceeds received by Goldfields II in connection with the sale of its Ghanaian gold mine to Ashanti are not subject to the preceding schedule. Instead, Calypso Management will receive only 5% of the Ashanti proceeds that are distributed to shareholders.

In addition, if an individual, entity or group acquires at least 80% of the Company’s issued and outstanding common shares or the Company is a party to an amalgamation, reorganization or similar business combination and the shareholders immediately prior to such transaction cease to own 50% of the issued and outstanding common shares and voting power entitled to vote generally in the election of directors of the resulting entity (referred to as a deemed sale), Calypso Management is entitled to receive a portion of the consideration, in accordance with the compensation schedule described above, as would be received by all shareholders if all of the issued and outstanding common shares were sold at the valuation of Harbor Global based on the per share consideration received by each shareholder who sold, exchanged or otherwise disposed of shares in the transaction. Also, in the event of a change in control (as defined in the agreement) coupled with a material change in the engagement status of

Calypso Management or the employment status of its principal officers, Calypso Management will be paid a cash amount equal to a portion of the value of the underlying assets, in accordance with the compensation schedule described above, with such value determined pursuant to a predetermined valuation schedule.

With respect to ongoing asset sales, Harbor Global accrues management fees at the earlier of (1) the formal declaration by the Board of Directors of a distribution and (2) the time when a distributable amount is estimable following the sale or liquidation of an asset. Harbor Global will also accrue management fees when a distribution to Calypso Management is triggered following a deemed sale of the Company or a change in control as defined in the amended and restated administration and liquidation agreement.

On October 18, 2004, pursuant to the Company’s memorandum of association, the Board of Directors unanimously authorized the Company to continue operating its assets for an additional one year period or through October 24, 2006, unless and until the Company has distributed all of its assets to its shareholders to the extent permitted by the Bermuda Companies Act of 1981. Accordingly, on December 8, 2004 the Company and Calypso Management entered into an amendment to the amended and restated administration and liquidation agreement extending the term of this agreement to October 24, 2006.

Harbor Global may terminate the agreement in the event of:

•	Mr. Kasnet’s death or disability or other termination of his employment with Calypso Management;

•	an uncured failure by Calypso Management to follow a reasonable direction of the Harbor Global Board of Directors;

•	a material breach by Mr. Kasnet of his employment agreement with Calypso Management; or

•	an act by Calypso Management in connection with its services to Harbor Global constituting bad faith, fraud or willful misconduct.

If Harbor Global terminates the agreement for one of the foregoing reasons, Calypso Management is not entitled to any portion of any distribution to shareholders following the termination of the agreement.

In addition, the agreement will be automatically terminated in the event of a change in control (as defined in the agreement) of Harbor Global occurs coupled with a material change in the engagement status of Calypso Management or the employment status of its principal officers. In such event, Harbor Global’s obligation to pay Calypso Management a cash amount equal to a portion of the value of the underlying assets will survive the termination of the agreement pursuant to a predetermined schedule.

As part of the amended and restated administration and liquidation agreement, Calypso Management has agreed to customary confidentiality and non-competition covenants with respect to Harbor Global.

Mr. Kasnet and Mr. Hunter each entered into employment agreements with Calypso Management as of August 8, 2000. The employment agreements provide for salaries and bonuses as described above in connection with the amended and restated administration and liquidation agreement. Mr. Kasnet’s employment may be terminated by Mr. Kasnet upon 120 days prior written notice to Calypso Management and Harbor Global. The term of Mr. Kasnet’s employment agreement expires with the term of the amended and restated administration and liquidation agreement. The employment agreement provides that Mr. Kasnet will be entitled to receive at least 50% of the amounts paid by Harbor Global to Calypso Management from the liquidation of Harbor Global’s assets. However, Mr. Kasnet’s allocation percentage is reduced to a minimum of 33 1/3% of amounts paid by Harbor Global to Calypso Management with respect to distributions to the Company’s shareholders of more than $36 million in the aggregate and up to $108 million in the aggregate. Calypso Management, at the direction of the Harbor Global Board of Directors, may terminate Mr. Kasnet in the event he:

•	materially breaches the employment agreement or the administration and liquidation agreement;

•	is convicted of a felony;

•	fails to follow a reasonable direction of the Harbor Global Board of Directors; or

•	becomes disabled.

Mr. Hunter’s employment agreement provides that Mr. Hunter’s employment with Calypso Management is at will, subject to termination by either Calypso Management or Mr. Hunter upon 60 days prior written notice. The employment agreement provides that generally, Mr. Hunter is entitled to receive at least 30% of the amounts paid by Harbor Global to Calypso Management from the liquidation of Harbor Global’s assets. However, Mr. Hunter is entitled to receive at least 40% of the amounts paid by Harbor Global to Calypso Management from the liquidation of Harbor Global’s assets with respect to distributions to the Company’s shareholders of more than $36 million in the aggregate and up to $108 million in the aggregate.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The following graph compares, on a cumulative basis, the percentage change in the total shareholder return on (i) the Common Shares, (ii) the NASDAQ Composite Index and (iii) the Wilshire Micro Cap Index.

The Company does not believe it can reasonable identify a peer group to which the total shareholder return on its Common Shares can be compared because of the unique nature of its business. The Company is a limited duration company seeking to liquidate its assets in a timely fashion on economically advantageous terms prior to October 24, 2006. Therefore, in the following graph, the Company has compared the total shareholder return on its Common Shares to the total shareholder return on the Wilshire Micro Cap Index, an index consisting of issuers with market capitalization similar to that of Harbor Global.

The graph assumes the investment of $100 in our Common Shares and in each index on August 28, 2000, the effective date of the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the subsequent reinvestment of dividends. The share price performance on the following graph is not necessarily indicative of future performance.

AUDIT COMMITTEE REPORT

The Audit Committee of the Harbor Global Company Ltd. Board of Directors is composed of three non-employee directors. The responsibilities and authority of the Audit Committee are described in detail in the Charter of the Audit Committee of the Board of Directors which was adopted by the Board of Directors on October 20, 2003. A copy of the Charter of the Audit Committee of the Board of Directors was attached to the Company’s proxy statement relating to its 2004 annual general meeting of shareholders as Annex B. The members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the National Association of Securities Dealers, Inc.

The Audit Committee oversees the accounting and financial reporting processes of the Company, including the following duties and responsibilities:

•	serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	review and assess audit efforts of the Company’s independent registered public accounting firm and any internal auditing initiatives; and

•	provide an avenue of open communication among the Company’s independent registered public accounting firm, financial and senior management and Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2004 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (“PwC”). This discussion included a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has discussed with PwC, the Company’s independent registered public accounting firm who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (“Communications with Audit Committees”), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission and other applicable regulations.

The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with PwC their independence from management and the Company. The Audit Committee also reviewed with management management’s assessment of the effectiveness of the Company’s disclosure controls and procedures, including its internal control over financial reporting.

The Audit Committee discussed with PwC the overall scope and plans for their audit. The Audit Committee met with PwC with and without management present to discuss the results of their examinations and the overall quality of the Company’s financial reporting. Based upon and in reliance on the reviews and discussions referred to in this report, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission on March 23, 2004, and the Board of Directors approved such inclusion. In addition, subsequent to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, the Audit Committee had additional discussions with management and with PwC, with and without management present, to discuss the quality of the Company’s financial reporting. Based upon and in reliance on these discussions, the Audit Committee approved, and recommended to the Board of Directors, the restatement of the Company’s financial statements for the years ended December 31, 2004, 2003 and 2002, and that such restated audited consolidated financial statements be included in Amendment No. 1 on Form 10-K/A filed with the Securities and Exchange Commission on August 18, 2005, and the Board of Directors approved such restatement and inclusion.

Respectfully submitted by the Audit Committee:

John D. Curtin Jr. (Chairman)

John H. Valentine

W. Reid Sanders

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Fees

The following table shows the aggregate audit fees billed by PwC and Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firms during 2004 and 2003. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

	Audit Fees
	2004	2003
PricewaterhouseCoopers LLP	$254,000	$229,000
Deloitte & Touch LLP		$18,042

The audit fees billed by PwC represent fees billed for the audit of the Company’s financial statements for the fiscal years ended December 31, 2004 and 2003, respectively, and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q during the first three quarters of 2004 and the third quarter of 2003. The fees billed by Deloitte represent fees billed for the review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the first two quarters of fiscal year 2003.

Audit-Related Fees, Tax Services and All Other Fees

Neither PwC nor Deloitte billed, and the Company did not pay, any fees for audit-related services, tax services or any other fees for products and services during fiscal years 2004 and 2003.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee reviews all requests for services by the independent registered public accounting firm to determine whether such services are compatible with maintaining the independence of such firm. Each request must be specific as to the particular services provided. Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the engagement and services must be approved by the Company’s Audit Committee. The Company’s Audit Committee approved all of the services provided by PwC described in this proxy statement.

Changes in Registrants Certifying Accountant

On June 26, 2003, the Company informed Deloitte of its intention to recommend to the Company’s shareholders the replacement of Deloitte as the Company’s independent auditors. On July 9, 2003, Deloitte resigned as the Company’s independent auditors effective immediately. Upon the unanimous recommendation of the Company’s audit committee, the Board of Directors of the Company voted to accept Deloitte’s resignation and appoint PwC to fill the vacancy created by the resignation of Deloitte and serve as the Company’s new independent auditors, effective immediately.

The reports of Deloitte on the consolidated financial statements of the Company for the years ended December 31, 2002 and 2001, for which Deloitte’s Independent Auditors’ Reports were dated January 24, 2003 and February 5, 2002, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. The reports did contain explanatory paragraphs relative to the Company’s adoption of SFAS No. 142 “Goodwill and Other Intangible Assets” in 2002 and relative to the Company’s reclassification of discontinued operations associated with the expected sale of a subsidiary in 2001.

In connection with the audit of the Company’s financial statements for fiscal years ended December 31, 2001 and December 31, 2002, and through July 9, 2003, there have been no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused them to make reference thereto in their report on the Company’s consolidated financial statements for such periods.

For fiscal years ended December 31, 2001 and December 31, 2002, and through July 9, 2003, there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

The Company provided Deloitte with a copy of the foregoing disclosures. Deloitte reviewed the same and provided the Company with a letter dated July 11, 2003 addressed to the Securities and Exchange Commission stating that Deloitte agrees with the foregoing disclosures, a copy of which is filed as Exhibit 16 to the Company’s Current report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2003.

For fiscal years ended December 31, 2001 and December 31, 2002, and through July 9, 2003, the Company had not consulted with PwC regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

PROPOSAL NO. 2

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL THE CLOSE OF THE COMPANY’S 2006 ANNUAL GENERAL MEETING AT A FEE TO BE AGREED TO BY THE DIRECTORS OF THE COMPANY ACTING THROUGH THE COMPANY’S AUDIT COMMITTEE.

The Audit Committee has recommended that the Board of Directors recommend that the Company’s shareholders appoint PwC of Boston, Massachusetts as the Company’s independent registered public accounting firm until the close of the Company’s 2006 Annual General Meeting. In addition, the Board of Directors recommends that the shareholders appoint PwC as the Company’s independent registered public accounting firm until the close of the Company’s 2006 Annual General Meeting. PwC has audited the Company’s consolidated financial statements since July 2003. The appointment of the Company’s independent registered public accounting firm by the Company’s shareholders is required pursuant to the Company’s Bye-laws. If the shareholders do not appoint PwC as the Company’s independent registered public accounting firm until the close of the Company’s 2006 Annual General Meeting, PwC’s current engagement as the Company’s independent registered public accounting firm shall continue until a successor independent auditor is appointed by the Company’s shareholders, in accordance with the Companies Act 1981 of Bermuda. A vote “FOR” the appointment of PwC will constitute the delegation by shareholders to the directors, acting through the Audit Committee, of the authority to fix the independent auditor’s fee until the close of the Company’s 2006 Annual General Meeting.

It is anticipated that one or more representatives of PwC will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

The Board of Directors recommends a vote FOR Proposal No. 2 to appoint PwC as the Company’s independent registered public accounting firm until the close of the Company’s 2006 Annual General Meeting, at a fee to be agreed to by the directors of the Company acting through the Company’s Audit Committee.

OTHER MATTERS

The Board of Directors knows of no other items of business to be brought before the Annual Meeting other than as set forth in this proxy statement. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with regard to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

SHAREHOLDER PROPOSALS

Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for the Company’s 2006 Annual General Meeting of shareholders, proposals of shareholders must be received at the principal executive offices of the Company no later than May 23, 2006 and must otherwise satisfy the conditions established by the Securities and Exchange Commission in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting.

In accordance with our Bye-Laws, proposals of shareholders intended for presentation at the 2006 annual general meeting of shareholders (but not intended to be included in our proxy statement for the meeting) may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at its principal executive offices no earlier than July 28, 2006 and no later than August 27, 2006. The notice must contain certain information as specified in our Bye-Laws. Any such proposal received after August 27, 2006 will not be considered “timely” for purposes of Rule 14a-4(c)(1) of the federal proxy rules, and the proxies designated by the Company for such meeting will have discretionary authority to vote with respect to any such proposal.

ANNUAL REPORT AND FORM 10-K

Prior to the distribution of this proxy statement, the Company distributed to all of its shareholders of record as of December 31, 2004 a copy of its Annual Report to Shareholders for the fiscal year ended December 31, 2004. The Annual Report to Shareholders contains a copy of the Company’s Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission, which includes the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004.

On August 18, 2005, the Company filed Amendment No. 1 on Form 10-K/A to restate its financial statements for the years ended December 31, 2004, 2003 and 2002. Investors are cautioned not to rely on the financial statements included in the Form 10-K, and to obtain and review a copy of Amendment No. 1 on Form 10-K/A. All documents filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and Amendment No. 1 on Form 10-K/A may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov.

In addition, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Amendment No. 1 on Form 10-K/A, each as filed with the Securities and Exchange Commission, is available without charge upon written request by any shareholder to Harbor Global Company Ltd, One Faneuil Hall Marketplace, Boston, Massachusetts 02109, Attention: Donald H. Hunter, Chief Financial Officer and Chief Operating Officer, or by calling the Company at (617) 878-1600.

September 20, 2005

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 25, 2005

IF YOU SIGN, DATE AND MAIL YOUR PROXY WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE “FOR” THE MATTERS STATED. IF YOU FAIL TO RETURN YOUR PROXY, YOUR VOTE WILL NOT BE COUNTED.

EACH SHAREHOLDER IS URGED TO SUBMIT A FULLY COMPLETED, SIGNED AND DATED PROXY.

The undersigned hereby appoints Stephen G. Kasnet and Donald H. Hunter, or any one or both of them, with full power of substitution, as lawful proxies, to vote all of the common shares, par value $.0025 per share (the “Common Shares”), of Harbor Global Company Ltd. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Tuesday, October 25, 2005, at 10:00 a.m., Bermuda time, at the offices of Conyers, Dill & Pearman, Richmond House – Pembroke Room – 2nd floor, 12 Par-la-Ville Road, Hamilton HM 08, Bermuda, and at any adjournment(s) thereof, on all matters set forth in the Notice of Annual General Meeting and Proxy Statement, dated September 20, 2005, receipt of which is hereby acknowledged by the undersigned, as indicated on the reverse side of this proxy (or in the absence of such indication, at his or their discretion) and, at his or their discretion on such other matters as may properly come before the Annual Meeting.

This proxy when properly executed will be voted on Proposal Nos. 1 and 2 set forth in the Notice of Annual General Meeting of Shareholders as directed on the reverse side of this card. This proxy, when properly executed, will also be voted in the discretion of the aforesaid proxies upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof and matters incident to the conduct of the Annual Meeting or any adjournment(s) thereof. If this proxy is properly executed and no direction is given, the aforesaid proxies will vote the shares represented by this proxy FOR the election as directors of the nominees named on the reverse side of this card (Proposal No. 1) (or for the election of such substitute nominee(s) as the Board of Directors may designate if any of the persons nominated for election as a director and named on the reverse side of this card is unable to serve or for good cause will not serve) and FOR Proposal No. 2.

IMPORTANT – TO BE SIGNED AND DATED ON REVERSE SIDE

Please mark this proxy, date it, sign it exactly as your name(s) appear(s) hereon and return it in the enclosed postage paid envelope. Joint owners should each sign personally. Trustees and others signing in a representative or fiduciary capacity should indicate their full titles in such capacity.

PROXY

Annual General Meeting of Shareholders of

HARBOR GLOBAL COMPANY LTD.

October 25, 2005

Please complete, date, sign and mail your proxy card

in the postage paid envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NAMED BELOW AND “FOR” PROPOSAL NO. 2.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS FOLLOWS: ☒

1.	A proposal to approve the following resolution:

RESOLVED, that the following persons be and hereby are elected as directors of the Company for a three-year term expiring at the close of the Company’s 2008 Annual General Meeting of Shareholders:

John F. Cogan, Jr.	☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY TO VOTE

John D. Curtin Jr.	☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY TO VOTE

W.Reid Sanders	☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY TO VOTE

John H. Valentine	☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY TO VOTE

2.	A proposal to approve the following resolution:

RESOLVED, that PricewaterhouseCoopers LLP be and hereby is appointed as the Company’s independent registered accounting firm until the close of the Company’s 2006 Annual General Meeting, at a fee to be agreed to by the directors of the Company acting through the Company’s Audit Committee.

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed above. If you sign and timely return your proxy card but do not indicate how your shares are to be voted as to one or both of the proposals, your shares will be voted FOR each of the proposals.

The named proxies are also authorized to vote in their discretion for the election as a director of such substitute nominee(s) as the Board of Directors may designate if any of the nominees named above is unable to serve or for good cause will not serve, and upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof and matters incident to the conduct of the Annual Meeting or any adjournment(s) thereof.

This proxy revokes all prior proxies given by the undersigned.

Signature of shareholder:	Date:
Title:

Signature of shareholder:	Date:
Title:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign as a duly authorized officer, giving your full title as such. If the signer is a partnership or limited liability company, please sign in the partnership or limited liability company name by an authorized person.